UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17 Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On January 28, 2016, ADMA Biologics, Inc. (the "Company") entered into amended and restated employment agreements with each of its President and Chief Executive Officer, Adam Grossman; Vice President and Chief Financial Officer, Brian Lenz; and Executive Vice President, Chief Scientific Officer and Chief Medical Officer, James Mond, M.D., Ph.D. The descriptions of the amended and restated employment agreements described in Item 5.02 below are each incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, the Company entered into amended and restated employment agreements with each of Mr. Grossman, Mr. Lenz, and Dr. Mond. Other than with respect to the amendments described below, the terms of the respective amended and restated employment agreements are substantially as set forth in each executive officer's prior employment agreement, previously described in the Company's proxy statement for its 2015 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission (the "SEC") on April 30, 2015, and in the Company's Current Report on Form 8-K, filed with the SEC on February 5, 2015. Other than as described below, compensation as provided for in the amended and restated employment agreements has not changed from the levels described in such filings.

Mr. Grossman's amended and restated employment agreement provides, in the event (i) that Mr. Grossman is terminated by the Company "without cause" (as such term is defined under the agreement), (ii) that Mr. Grossman resigns for "good reason" (as such term is defined under the agreement), or (iii) of any termination resulting from a "change of control" (as such term is defined under the agreement) in which the existing employment agreement is not assumed by the successor to the Company, he would be entitled to (A) a severance payment equal to one year base salary plus "target bonus" (as such term is defined under the agreement) payable in twelve (12) monthly, equal installments after termination or, if immediately preceding or within two (2) years following a change of control, a severance payment equal to eighteen (18) months base salary plus one and a half times the target bonus payable in a lump sum, (B) prior year target bonus (if unpaid) and (C) accelerated vesting of stock options. Furthermore, any payments, awards, benefits or distributions due to Mr. Grossman under the agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) of the tax code, may be subject to certain adjustments as set forth in the agreement.

Mr. Lenz's amended and restated employment agreement provides that Mr. Lenz will be eligible for annual bonus payments of up to 35% of his then-current base salary. Pursuant to the agreement, if a "change in control" (as such term is defined under the agreement) occurs and the successor to the Company does not assume the agreement or within twelve (12) months following such change in control, Mr. Lenz is terminated without "cause" (as such term is defined under the agreement) or Mr. Lenz resigns for "good reason" (as such term is defined under the agreement), Mr. Lenz or his estate, as applicable, will receive (i) his base salary, health insurance benefits and any accrued but unpaid benefits for a period of twelve (12) months, (ii) an amount equal to 35% of his base salary for the period ending December 31 in which such termination or resignation occurs, and (iii) all of his unvested stock options granted prior to or after the date of the agreement shall immediately become fully vested and exercisable from the date of Mr. Lenz's termination. Furthermore, any payments, awards, benefits or distributions due to Mr. Lenz under the agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) of the tax code, may be subject to certain adjustments as set forth in the agreement.

Dr. Mond's amended and restated employment agreement provides that Dr. Mond will be eligible for annual bonus payments of up to 35% of his then-current base salary. Pursuant to the agreement, if a "change in control" (as such term is defined under the agreement) occurs and the successor to the Company does not assume the agreement or within twelve (12) months following such change in control, Dr. Mond is terminated without "cause" (as such term is defined under the agreement) or Dr. Mond resigns for "good reason" (as such term is defined under the agreement), Dr. Mond or his estate, as applicable, will receive (i) his base salary, health insurance benefits and any accrued but unpaid benefits for a period of twelve (12) months, (ii) an amount equal to 35% of his base salary for the period ending December 31 in which such termination or resignation occurs, and (iii) all of his unvested stock options granted prior to or after the date of the agreement shall immediately become fully vested and exercisable from the date of Dr. Mond's termination. Furthermore, any payments, awards, benefits or distributions due to Dr. Mond under the agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) of the tax code, may be subject to certain adjustments as set forth in the agreement.

The foregoing descriptions of each of the amended and restated employment agreements are not complete and are qualified in their entirety by reference to the full text of each of the respective amended and restated employment agreements.

On January 28, 2016, upon recommendation of the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of the Company, the Board approved the following 2015 bonuses for the Company's executive officers: Mr. Grossman: $211,200; Mr. Lenz: $122,500; and Dr. Mond: $122,500. On January 28, 2016, upon recommendation of the Compensation Committee, the Board also approved awards of options to purchase an aggregate of 29,484 shares of the Company's common stock under its 2014 Omnibus Incentive Compensation Plan to its executive officers, of which, options to purchase 16,984 shares were approved for Mr. Grossman; options to purchase 5,750 shares were approved for Mr. Lenz; and options to purchase 6,750 shares were approved for Dr. Mond.  The options will vest over a period of four years and are exercisable at a price per share equal to $5.96, the closing price of the Company’s common stock on the Nasdaq Capital Market on January 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2016	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer